Exhibit 21.1
GAMESTOP CORP.
SUBSIDIARIES
GameStop Finance Sarl, a Luxembourg company, is a wholly-owned subsidiary of GameStop Corp.
ELBO Inc., a Delaware corporation, is a wholly-owned subsidiary of GameStop Corp.
Kongregate Inc., a Delaware corporation, is a wholly-owned subsidiary of GameStop Corp.
EB International Holdings, Inc., a Delaware corporation, is a wholly-owned subsidiary of ELBO, Inc.
GameStop, Inc., a Minnesota corporation, is a wholly-owned subsidiary of GameStop Corp.
GS Mobile, Inc., a Delaware corporation, is a wholly-owned subsidiary of GameStop Corp.
Marketing Control Services, Inc., a Virginia corporation, is a wholly-owned subsidiary of GameStop Corp.
Spawn Labs, Inc., a Delaware corporation, is a wholly owned subsidiary of GameStop Corp.
Simply Mac, Inc., a Utah corporation, is a wholly-owned subsidiary of GameStop Corp.
Spring Communications Holding, Inc., a Delaware corporation, is a wholly owned subsidiary of GameStop Corp.
Atlanta Cellular Services, Inc., a Georgia corporation, is a wholly owned subsidiary of Spring Communications Holding, Inc.
Sunrise Publications, Inc., a Minnesota corporation, is a wholly-owned subsidiary of GameStop, Inc.
GameStop Texas Ltd., a Delaware corporation, is a wholly-owned subsidiary of GameStop, Inc.
SOCOM LLC, a Delaware limited liability company, is a wholly-owned subsidiary of GameStop Texas Ltd.
GameStop Group Limited, an Irish company, is a wholly-owned subsidiary of EB International Holdings, Inc.
GameStop Limited, an Irish company, is a wholly-owned subsidiary of GameStop Group Limited.
GameStop UK Limited, an England and Wales company, is a wholly-owned subsidiary of GameStop Group Limited.
GameStop Global Holdings Sarl, a Luxembourg company, is a wholly-owned subsidiary of EB International Holdings, Inc.
Jolt Online Gaming Limited, an Irish company, is a wholly-owned subsidiary of EB International Holdings, Inc.
Electronics Boutique Australia Pty. Limited, an Australian company, is a wholly-owned subsidiary of EB International Holdings, Inc.
Electronics Boutique Canada Inc., a Canadian corporation, is a wholly-owned subsidiary of EB International Holdings, Inc.
Playjam Holdings Limited, an England and Wales company, is a 15.35% owned subsidiary of EB International Holdings, Inc.
GameStop Europe Holdings Sarl, a Luxembourg company, is a wholly-owned subsidiary of GameStop Global Holdings Sarl.
Micromania GameStop SAS, a French company, is a wholly-owned subsidiary of GameStop Global Holdings Sarl.
Herbé SAS, a French company, is a wholly-owned subsidiary of GameStop France SAS.
Micromania Group SAS, a French company, is a 98.56% owned subsidiary of GameStop France SAS and a 1.44% owned subsidiary of Herbé SAS.
Micromania SAS, a French company, is a wholly-owned subsidiary of Micromania France SAS.
Dock Games SAS, a French company, is a wholly-owned subsidiary of Micromania France SAS.
Micromania Online SAS, a French company, is a wholly-owned subsidiary of Micromania France SAS.
GameStop Europe Services Limited, an Irish company, is a wholly-owned subsidiary of GameStop Europe Holdings Sarl.
GameStop Deutschland GmbH, a German company, is a wholly-owned subsidiary of GameStop Europe Holdings Sarl.
GameStop Italy Holdings Srl, an Italian company, is a wholly-owned subsidiary of GameStop Europe Holdings Sarl.
GameStop Italy Srl, an Italian company, is a wholly-owned subsidiary of GameStop Europe Holdings Sarl.
GameStop Denmark ApS, a Danish private company, is a wholly-owned subsidiary of GameStop Europe Holdings Sarl.
GameStop Sweden AB, a Swedish company, is a wholly-owned subsidiary of GameStop Europe Holdings Sarl.
GameStop Schweiz GmbH, a Swiss company, is a wholly-owned subsidiary of GameStop Europe Holdings Sarl.

GameStop Iberia S.L., a Spanish company, is a wholly-owned subsidiary of GameStop Europe Holdings Sarl.
GameStop Austria GmbH, an Austrian company, is a wholly-owned subsidiary of GameStop Europe Holdings Sarl.
GameStop Oy, a Finnish company, is a wholly-owned subsidiary of GameStop Europe Holdings Sarl.
GameStop Norway AS, a Norwegian private company, is a wholly-owned subsidiary of GameStop Europe Holdings Sarl.
Polarford Limited, an Irish company, is a wholly-owned subsidiary of GameStop Europe Holdings Sarl.